SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2024

Northwest Bancshares, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-34582	27-0950358
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

3 Easton Oval Suite 500	Columbus	Ohio	43219
(Address of principal executive office)	(Zip code)

(814) 726-2140

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, 0.01 Par Value	NWBI	NASDAQ Stock Market, LLC

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Indicate by a check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Amendment and Restatement of Employment Agreements and Severance Agreements with Named Executive Officers

Our Compensation Committee undertook a comprehensive review of our employment agreements with Louis Torchio, our President and Chief Executive Officer, and Douglas Schosser, our Chief Financial Officer (collectively, the “NEO Agreements”). Following this review, on November 20, 2024, the Compensation Committee approved the amendment and restatement of each NEO Agreement in its entirety. Material changes to the amended and restated NEO Agreements include: (i) adding provisions relating to the executive’s annual cash bonus and long-term equity incentive awards, to reflect the current levels of such components of the executive’s compensation; (ii) clarifying that a notice of non-renewal of the executive’s employment term provided by us is an event that would, subject to satisfaction of all other conditions, constitute “Good Reason”; (iii) providing that, in the event that an executive’s employment is terminated for disability, we will continue to provide medical and dental benefits to the same extent as would be provided to the executive’s dependents in the event of the executive’s death; (iv) expanding the geographic scope of the noncompete provision, such that, for 12 months following a termination of the executive’s employment, the executive may not provide services to any entity that conducts depository, lending or similar business activities in any state in which we or any of our subsidiaries maintain a license to conduct banking activities; and (v) adding a provision that would, if the executive were to receive payments subject to the adverse tax consequences under Sections 280G and 4999 of the Internal Revenue Code, reduce the amount payments due to the executive to the extent that the executive would receive a greater amount of compensation on an after-tax basis after implementing such reduction in payments.

The foregoing is only a summary of the changes incorporated into the amended and restated NEO Agreements. This summary is qualified in its entirety by the actual amended and restated NEO Agreements, each of which will be filed as an exhibit to our Annual Report on Form 10-K for the fiscal year ending December 31, 2024.

Restricted Stock Unit Grant to Chief Executive Officer

As discussed above, our Compensation Committee undertook a review of compensation levels for Mr. Torchio. Mr. Torchio has been serving as our chief executive officer since August 2022 and has had a meaningful impact on transforming our business and operations and is expected to continue to do so. Having reviewed Mr. Torchio’s performance and compensation relative to our peers, our Compensation Committee believes that Mr. Torchio’s performance has been excellent while he has historically been paid less than chief executive officers of other companies in our peer group. Mr. Torchio will turn 65 in 2027, and thus our Compensation Committee desired to create a meaningful incentive for Mr. Torchio to continue to serve in his chief executive officer role past attaining normal retirement age. To address the foregoing concerns, on November 20, 2024, the Compensation Committee approved an award of restricted stock units to Mr. Torchio that will vest, contingent upon his continued employment with us, on the first day following fourth anniversary of the grant date and will be settled in two installments, with the first installment to be settled on the vesting date and the second installment to be settled on the six month anniversary of Mr. Torchio’s termination of employment that follows the vesting date. The number of shares subject to such award will be determined by dividing $2,000,000 by the closing price of our shares on the date of grant. Such restricted stock units will be subject to full accelerated vesting and settlement upon (i) a termination of employment resulting from Mr. Torchio’s death or disability, or (ii) a termination of employment by us without cause or by Mr. Torchio for “Good Reason” that occurs (a) within 24 months following a change in control or (b) following the date at which Mr. Torchio attains age 65. In the event that there is a termination of Mr. Torchio’s employment by us without cause or by Mr. Torchio for “Good Reason” that occurs prior to Mr. Torchio attaining age 65 and other than within 24 months following a change in control, then a pro-rated portion of the restricted stock units will vest and settle on the date of such termination based upon the portion of the four-year vesting period that transpired prior to such termination of employment. This grant will be made and be effective on or prior to December 31, 2024.

The foregoing is only a summary of Mr. Torchio’s restricted stock unit grant and is qualified in its entirety by the actual agreement which will be filed as an exhibit to our Annual Report on Form 10-K for the fiscal year ending December 31, 2024.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On November 20, 2024, our Board of Directors approved and adopted Amendment No. 1 to our Bylaws (the “Amendment”), effective as of November 20, 2024, to update the place, date and time at which an annual meeting of stockholders shall be held and clarify that an annual meeting of stockholders may be held partially or solely by means of remote communication.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is filed herewith as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)       Exhibits

Exhibit No.	Description

Exhibit 3.1	Amendment No. 1 to Bylaws of Northwest Bancshares, Inc., adopted on November 20, 2024
Exhibit 104	Cover Page Interactive Data File (embedded in the cover page formatted in Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

NORTHWEST BANCSHARES, INC.

Date:	November 22, 2024	By:	/s/ Richard Laws
Richard Laws
Executive Vice President, Chief Counsel and Corporate Secretary